AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of February 21, 2013, by and among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”), or its assignee(s), FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”), and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”).

RECITALS

WHEREAS, Seller, Purchaser and Company previously entered into that certain Stock Purchase Agreement dated as of November 25, 2012 (the “Agreement”), for the purchase and sale of all of the shares of capital stock in Company, on the terms and conditions set forth in the Agreement, and for other matters described therein; and

WHEREAS, Purchaser has requested Seller and Company to extend the Due Diligence Termination Date as provided herein; and

WHEREAS, Seller and Company have requested Purchaser to consent to the execution and delivery by Company of certain new Contracts; and

WHEREAS, Seller, Purchaser and Company wish to amend and modify certain provisions of the Agreement and consent to certain actions under the Agreement, all subject to and upon the terms and conditions set forth in this Amendment; and

WHEREAS, unless otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Incorporation of Recitals.The foregoing recitals are true and correct and are incorporated herein by reference.

2.          Amendment No. 1. The Agreement is hereby amended as follows: The definition of the term “Due Diligence Termination Date”, as set forth in Section 13.01 of the Agreement, is hereby deleted in its entirety and replaced with the following:

“Due Diligence Termination Date” means 11:59 p.m. on April 15, 2013, or such other date and time as Purchaser and Seller may agree upon in writing.

provided however, that the foregoing amendment to the definition of “Due Diligence Termination Date” shall not apply to Section 4.03(g) of the Agreement.

3.           Consent. Purchaser hereby consents to the execution and delivery by Company of the following Contracts:

a.           A Player Contract in the form attached hereto as Exhibit A with each of the players listed in Exhibit B attached hereto (the “Ft. Pierce Players”), for the period commencing on February 1, 2013 and terminating on March 31, 2013, at the monthly rates for the applicable Ft. Pierce Players set forth on Exhibit B. Seller and Company represent and warrant that such Player Contracts replace the Player Contracts that were previously entered into with the Ft. Pierce Players, all of which have no further force or effect and that Company has been released from any liability or obligation thereunder;

b.           The service and maintenance Contract with Aware Digital, Inc. attached hereto as Exhibit C, relating to the surveillance cameras at the Miami Jai Alai Facility for the 2013 calendar year; and

c.           The service and maintenance Contract with U.G.M. Enterprises, Inc. attached hereto as Exhibit D, for “Bronze Coverage”, relating to the IT equipment at the Miami Jai Alai Facility for the 2013 calendar year.

4.           Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Amendment and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

5.           Authority. Each Person who executes and delivers this Amendment on behalf of any of the parties hereto represents and warrants that such Person has the full right, power and authority to execute and deliver this Amendment on behalf such party, and each of the parties hereto represents and warrants that it has the full right, power and authority to enter into and be bound by the terms and conditions of this Amendment.

6.           Conflicts. This Amendment constitutes an integral part of the Agreement. In the event of conflicts or inconsistencies between the provisions of the Agreement and the provisions of this Amendment, this Amendment shall control.

7.           Full Force and Effect. Except as otherwise modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

* * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment to Stock Purchase Agreement has been duly authorized, executed and delivered by the parties hereto as of the date first set forth above.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:	/s/ Andrew Silverman
Name: Andrew Silverman Title: Managing Member

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:	/s/ W. Bennett Collett, Jr.
Name: W. Bennett Collett, Jr. Title: President and CEO

“COMPANY”:

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

By:	/s/ W. Bennett Collett, Jr.
Name: W. Bennett Collett, Jr. Title: President and CEO